SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 27, 2009

CEMTREX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-53238	30-0399914
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Engineers Lane,
Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

631-756-9116

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On May 27, 2009, Mrs. Vandana Govil, a director and the secretary of Cemtrex Inc.(the "Company") and spouse of Arun Govil, Chairman, Chief Executive Officer and President of the Company, announced her resignation from the Board of Directors (the “Board”)and as secretary of the Company, effective immediately. Mrs. Govil’s decision to resign did not involve any disagreement with the Company, our management or the Board.

(c) On May 27, 2009, the Board of Cemtrex, Inc. appointed Mr. Ravi Narayan and Mr. Metodi Filipov to serve on its Board of Directors.

Mr. Ravi Narayan (Age: 50) has been with the Company since 2002 as general manager of MIP Division. In 2009 he became Vice president of the Company’s MIP Division. From 1993 to 2001 Mr. Narayan worked as a Technical manager at Procal UK Ltd. Mr. Narayan has a BE in Electronic and Instrument Engineering and an MBA in Business administration.

Mr. Filipov (Age: 45) has served the Company since 2008 as a Vice President. Mr. Filipov previously worked as Product Manager at Raritan Inc. from 2004-2008 and prior to that he worked from 2001-2004 as Vice president of operations at ISS Inc. From 2000-2001 Mr. Filipov worked as Director of Technology at IDS LLC. Mr. Filipov has a MS degree in Computer science.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX,INC.
(Registrant)

Date: June 5, 2009	By:	/s/Arun Govil
Arun Govil
Chairman, Chief Executive
Officer and President of
CEMTREX,INC.